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                                                                     EXHIBIT 1.1

                                6,000,000 Shares

                           PSYCHIATRIC SOLUTIONS, INC.

                                  COMMON STOCK

                         FORM OF UNDERWRITING AGREEMENT

                                                               December 18, 2003

Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
         As Representative of the
         several underwriters named in Schedule I hereto

Ladies and Gentlemen:

                  Psychiatric Solutions, Inc., a Delaware corporation (the "COMPANY"), proposes to sell 3,000,000 shares (the "PRIMARY FIRM STOCK") of the Company's common stock, par value $0.01 per share (the "COMMON STOCK"), and each stockholder of the Company listed on Schedule II hereto (the "SELLING STOCKHOLDERS") proposes to sell the number of shares of Common Stock set forth opposite such Selling Stockholder's name on Schedule II hereto, representing in the aggregate 3,000,000 shares (the "SECONDARY FIRM STOCK," and together with the Primary Firm Stock, the "FIRM STOCK") of Common Stock.

                  In addition, the Company and certain of the Selling Stockholders (as indicated on Schedule II hereto) propose to grant to the Underwriters named in Schedule I hereto (the "UNDERWRITERS") an option to purchase up to an additional 900,000 shares of the Common Stock on the terms and for the purposes set forth in Section 3 (the "OPTION STOCK"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "STOCK." This is to confirm the agreement concerning the purchase of the Stock from the Company and the Selling Stockholders by the Underwriters.

         SECTION 1. Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that:

         (a) A registration statement on Form S-2 (File No. 333-110206), including a Prospectus, with respect to, among other things, the Firm Stock has
(i) been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you as the representative (the "REPRESENTATIVE") of the Underwriters. As used in this Agreement, "EFFECTIVE TIME" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "EFFECTIVE DATE" means the date of each Effective Time; "PRELIMINARY PROSPECTUS" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus

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filed with the Commission by the Company with the consent of the Representative pursuant to Rule 424(a) of the Rules and Regulations; "REGISTRATION STATEMENT" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; and "PROSPECTUS" means the prospectus in the form first used to confirm sales of the Stock. If the Company has filed an abbreviated registration statement to register additional shares of the Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         (b) In the case of the Registration Statement, the conditions for the use of Form S-2, as set forth in the General Instructions thereto have been satisfied.

         (c) The Commission has not issued any order preventing or suspending the use of the Registration Statement.

         (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the Effective Date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through (i) the Representative by or on behalf of any Underwriter or (ii) any Selling Stockholder specifically for inclusion therein.

         (e) The documents incorporated by reference in the Prospectus and Registration Statement, when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), the rules and regulations thereunder (the "EXCHANGE ACT RULES") and the Rules and Regulations, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made; and any further documents so filed and incorporated by reference in each Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, the Exchange Act Rules and the Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made.

         (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except such failures to qualify as are not, either individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole, affecting the management, condition, financial or


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otherwise, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a "MATERIAL ADVERSE
EFFECT"), and has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.

         (g) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, except for such violations or defaults that do not have a Material Adverse Effect, or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain or maintain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for such violations or defaults that do not have a Material Adverse Effect.

         (h) The Company has an authorized capitalization as set forth in the Prospectus (and on the First Delivery Date (as defined in Section 5) will have the authorized capitalization so set forth in the Prospectus as of that date) under the caption "Description of Capital Stock." All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims under the Company's existing credit facility, and none of such shares of capital stock were issued in violation of preemptive or other similar rights arising by operation of law, under the charter and bylaws (or similar organizational documents) of the Company or any of its subsidiaries or under any agreement to which the Company or any of its subsidiaries is a party or otherwise.

         (i) The shares of the Primary Firm Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement, will be duly and validly issued, fully paid and non-assessable. The Stock conforms to the description thereof in the Prospectus in all material respects.

         (j) The Company has all requisite corporate power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

         (k) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for such conflicts, breaches, violations or defaults that do not have a Material Adverse Effect,
(ii) will not result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or (iii) will not violate any applicable statute,


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order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except for such conflicts, breaches, violations or defaults that do not have a Material Adverse Effect; and except for filings with NASDAQ, the National Association of Securities Dealers, Inc. (the "NASD") and under the Securities Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing, registration or qualification with, any such court or governmental agency or body is required for the execution of this Agreement by the Company and the consummation of the transactions contemplated hereby other than such consents, approvals, authorizations, orders, filings, registrations or qualifications the failure to make or obtain would not have a Material Adverse Effect.

         (l) Except as set forth in the Prospectus and except as required by that certain Registration Rights Agreement, dated as of January 6, 2003, between the Company and the holders of the Company's Series A Convertible Preferred Stock and that certain Third Amended and Restated Investor Rights Agreement, dated as of January 6, 2003, among the Company, The 1818 Mezzanine Fund II, L.P. and CapitalSource Holdings LLC, there are no contracts, agreements or understandings between the Company, any of its subsidiaries and any person granting such person the right to require the Company or any subsidiary to file a registration statement under the Securities Act with respect to any securities of the Company or any subsidiary owned or to be owned by such person or to require the Company or any such subsidiary to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any subsidiary under the Securities Act.

         (m) Except as set forth in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Regulation D or Regulation S of the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

         (n) The historical financial statements of the Company (including the related notes and supporting schedules) included in or incorporated by reference in the Registration Statement and the Prospectus present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

         (o) The historical financial statements of the six facilities acquired from The Brown Schools, Inc. in April 2003 (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

         (p) The historical financial statements of Ramsay Youth Services, Inc. ("RAMSAY") (including the related notes and supporting schedules) included in the Registration Statement and the Prospectus present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated,


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and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

         (q) The other financial data, operating data and statistical information and data included in the Registration Statement and the Prospectus is presented fairly in all material respects and, to the extent derived therefrom, has been prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries.

         (r) The pro forma data included in the Registration Statement and Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial data.

         (s) The historical financial statements (including the related notes and supporting schedules) of (1) Cypress Creek Hospital Inc., West Oaks Hospital, Inc. and Healthcare Rehabilitation Center of Austin, Inc., (2) Holly Hill/Charter Behavioral Health System, LLC, (3) Aeries Healthcare Corporation and Subsidiary (d/b/a Riveredge Hospital), and (4) PMR Corporation, included in and/or incorporated by reference in the Registration Statement and Prospectus present fairly in all material respects the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

         (t) The historical interim financial statements of Aeries Healthcare Corporation and Subsidiary (d/b/a Riveredge Hospital) for the three-month period ended June 30, 2002 (including the related notes and supporting schedules) included in and/or incorporated by reference in the Registration Statement and Prospectus present fairly the financial condition and results of operations of the entity purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

         (u) Ernst & Young LLP who has certified certain historical and pro forma financial statements of (i) the Company, (ii) five of the six facilities acquired from The Brown Schools, Inc. in April 2003, including The Brown Schools of Virginia, Inc., Cedar Springs Behavioral Health System, Inc., Healthcare San Antonio, Inc., The Brown Schools of San Marcos, Inc. and The Oaks Psychiatric Hospital, Inc., (iii) Cypress Creek Hospital Inc., West Oaks Hospital, Inc. and Healthcare Rehabilitation Center of Austin, Inc., (iv) Holly Hill/Charter Behavioral Health System, LLC, and (v) PMR Corporation, whose reports appear or are incorporated by reference in the Registration Statement and Prospectus and who have delivered (a) the initial letter referred to in Section 9(f)(i) hereof, and (b) the bring-down letters referred to in Section 9(g)(i) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained or incorporated by reference in the Registration Statement and Prospectus.

         (v) Deloitte & Touche LLP who has certified certain historical financial statements of Ramsay, whose report appears in the Registration Statement and Prospectus and who have delivered (a) the initial letter referred to in Section 9(f)(ii) hereof, and (b) the bring-down letter referred to in
Section 9(g)(ii) hereof, are independent public accountants as required by the


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Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained in the Registration Statement and Prospectus.

         (w) BDO Seidman, LLP who has certified certain financial statements of (i) The Brown Schools of Oklahoma, Inc., and (ii) Aeries Healthcare Corporation and Subsidiary (d/b/a Riveredge Hospital), whose reports appear or are incorporated by reference in the Registration Statement and Prospectus and who have delivered (a) the initial letter referred to in Section 9(f)(iii) hereof, and (b) the bring-down letter referred to in Section 9(g)(iii) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations promulgated thereunder during the periods covered by the financial statements on which they reported contained in or incorporated by reference in the Registration Statement and Prospectus.

         (x) The Company and each subsidiary (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls that provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

         (y) Since the date as of which information is given in the Preliminary Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, neither the Company nor any subsidiary has (i) issued or granted any securities, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

         (z) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, could have a Material Adverse Effect, and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         (aa) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except for such conflicts that do not or would not have a Material Adverse Effect.

         (bb) The Company and each of its subsidiaries have good and marketable title to all real property and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and Prospectus and such as do not materially affect the value of the property of the Company and its subsidiaries taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all real property and


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buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its subsidiaries.

         (cc) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be described in the Prospectus or filed or incorporated by reference as exhibits in the Registration Statement that is not described in the Prospectus or filed or incorporated by reference as exhibits in the Registration Statement.

         (dd) The Company and each of its subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries that has had (nor does the Company or any subsidiary have any knowledge of any tax deficiency that, if determined adversely to the Company or any of its subsidiaries, might have) a Material Adverse Effect.

         (ee) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

         (ff) No labor disturbance by the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent that could be expected to have a Material Adverse Effect.

         (gg) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "REPORTABLE EVENT" (as defined in ERISA) has occurred with respect to any "PENSION PLAN" (as defined in ERISA) for which the Company or any of its subsidiaries would have any liability; neither the Company nor any of its subsidiaries has incurred and does not expect to incur liability under
(i) Title IV of ERISA with respect to the termination of, or withdrawal from, any "PENSION PLAN" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "CODE"); and each "PENSION PLAN" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under
Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         (hh) Set forth on Exhibit B hereto is a list of each employee pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA is a party in interest or disqualified person.

         (ii) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is


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in violation of any provision of the Foreign Corrupt Practices Act of 1977; or
made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (jj) Except for such matters as would not, individually or in the aggregate, either result in a Material Adverse Effect or require disclosure in the Prospectus, the Company and its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) (1) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Law (as defined below); (2) possess, and are in compliance with, any and all permits, licenses or registrations required under Environmental Law ("ENVIRONMENTAL PERMITS"); (3) will not require material expenditures to maintain such compliance with Environmental Law or their Environmental Permits or to remediate, clean up, abate or remove any Hazardous Substance (as defined below); and (4) are not subject to any pending or, to the best knowledge of the Company and its subsidiaries, threatened claim or other legal proceeding under any Environmental Laws against the Company or its subsidiaries, and have not been named as a "potentially responsible party" under or pursuant to any Environmental Law. As used in this paragraph, "ENVIRONMENTAL LAW" means any and all applicable federal, state, local and foreign laws, ordinances, regulations and common law, or any administrative or judicial order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those related to (i) emissions, discharges, releases or threatened releases of, or exposure to, Hazardous Substances, (ii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Substances, or
(iii) the investigation, remediation or cleanup of any Hazardous Substances. As used in this paragraph, "HAZARDOUS SUBSTANCES" means pollutants, contaminants or hazardous, dangerous, toxic, biohazardous or infectious substances, materials or wastes or any other chemical substance regulated under Environmental Laws.

         (kk) Except as set forth in the Prospectus, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other person who has a direct or indirect ownership or control interest in the Company or any of its subsidiaries or who is an officer, director, agent or managing employee of the Company or any of its subsidiaries (1) has engaged in any activities which are prohibited, or are cause for criminal or civil penalties and/or mandatory or permissive exclusion from Medicare or Medicaid, under Section 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal TRICARE statute, the Federal False Claims Act 31 U.S.C. ss.3729-3733, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or by generally recognized professional standards of care or conduct, except for such activities as would not, individually or in the aggregate, result in a Material Adverse Effect; (2) has had a civil monetary penalty assessed against it under Section 1128A of the Social Security Act ("SSA"); (3) is currently excluded from participation under the Medicare program or a Federal Health Care Program (as that term is defined in SSA Section 1128(B)(f)); or (4) has been convicted (as that term is defined in 42 C.F.R. ss.1001.2) of any of the categories of offenses described in SSA
Section 1128(a) and (b)(1), (2) and (3).

         (ll) Neither the Company nor any subsidiary is, or, after giving effect to the offering and sale of the Stock as described in the Prospectus, will be, an "INVESTMENT COMPANY" as defined in the Investment Company Act of 1940, as amended.

         (mm) Prior to the date hereof, neither the Company and its subsidiaries nor any of their respective affiliates nor any person acting on its or their behalf (other than you, as to whom the


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Company and its subsidiaries make no representation) has taken nor will take any action that is designed to or that has constituted or that might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company or its subsidiaries to facilitate the sale or resale of the Common Stock.

         (nn) The minute books and records of the Company relating to proceedings of its shareholders, board of directors and committees of its board of directors made available to Weil, Gotshal & Manges LLP, counsel for the Underwriters, are the original minute books and records or are true, correct and complete copies thereof, with respect to all proceedings of said shareholders, board of directors and committees since January 1, 1999 through the date hereof. In the event that definitive minutes have not been prepared with respect to any proceedings of such shareholders, board of directors or committees, the Company has provided Weil, Gotshal & Manges LLP with originals or true, correct and complete copies of draft minutes or written agendas relating thereto, which drafts and agendas, if any, reflect all events that occurred in connection with such proceedings.

         (oo) The statements set forth in the Prospectus under the caption "Description of Capital Stock" insofar as it purports to constitute a summary of the terms of the Common Stock and under the captions "Certain U.S. Federal Income Tax Considerations for Non-U.S. Holders of Our Common Stock" and "Certain Relationships and Related Party Transactions" insofar as they relate solely to factual matters, are accurate in all material respects.

         (pp) The Company is subject to and in full compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act. All reports filed by the Company with the Commission pursuant to Section 13 or 15(d) of the Exchange Act comply as to form in all material respects with the Exchange Act and the Exchange Act Rules.

         (qq) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported and is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the last fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they were established.

         (rr) Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

         (ss) Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.


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         (tt)     Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

         (uu) The Stock has been approved for listing subject to notice of issuance on the NASDAQ National Market.

         (vv) The market-related and industry data included in the Prospectus and the Registration Statement are based upon estimates by the Company derived from sources that the Company believes to be reliable and accurate.

         Section 2. Representations, Warranties and Agreements of each of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly represents, warrants and agrees that:

         (a) Immediately prior to each applicable Delivery Date, such Selling Stockholder will have full right, power and authority to sell, assign, transfer and deliver the shares of Stock to be sold by the Selling Stockholder hereunder on such date; and upon delivery of such shares and payment therefor pursuant hereto, assuming each purchaser thereof is otherwise a bona fide purchaser and has no notice of any "adverse claim" (within the meaning of the New York Uniform Commercial Code), each purchaser thereof will receive title to the shares of Stock purchased by it from such Selling Stockholder free and clear of any adverse claim.

         (b) Pursuant to an Irrevocable Power of Attorney and Custody Agreement (the "CUSTODY AGREEMENT"), such Selling Stockholder (i) has placed in custody with StockTrans, Inc., as custodian (the "CUSTODIAN"), for delivery under this Agreement, certificates in negotiable form representing the shares of the Stock to be sold by such Selling Stockholder hereunder; and (ii) has duly and irrevocably appointed Joey A. Jacobs and Brent Turner, as attorneys-in-fact (the "ATTORNEYS-IN-FACT"), with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other actions as set forth in such Custody Agreement.

         (c) Such Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement and the Custody Agreement; the execution, delivery and performance of this Agreement and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, other than such breaches, violations or defaults that, singly or in the aggregate, could not materially adversely affect such Selling Stockholder's ability to consummate the transactions contemplated hereby, nor will such actions result in any violation of the provisions of the constituent documents of such Selling Stockholder (if other than a natural person) or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for filings with NASDAQ, the NASD and under the Securities Act, the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the

Stock by the Underwriters, no consent, approval, authorization or order of, or filing, registration or qualification with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement or the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby.

         (d) The Registration Statement, as of the Effective Date, and the Prospectus, as of its date, do not and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which made) not misleading; provided that no representation or warranty is made as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein, and provided further that this paragraph (d) shall apply to each of the Selling Stockholders only to the extent that the statements or omissions from the Registration Statement or the Prospectus were made in conformity with written information relating to such Selling Shareholder and provided by such Selling Stockholders specifically for inclusion therein.

         (e) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

         (f) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the shares of Stock.

         SECTION 3. Purchase of the Stock by the Underwriters. On the basis of the representations and warranties contained in, and subject to all the terms and conditions of, this Agreement, the Company agrees to sell 3,000,000 shares of the Primary Firm Stock and each Selling Stockholder, severally and not jointly, hereby agrees to sell the number of shares of the Secondary Firm Stock set opposite its name in Schedule II hereto to the several Underwriters and upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein, each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set forth opposite that Underwriter's name in Schedule I hereto.

                  In addition, on the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company grants to the Underwriters an option to purchase up to [ ] shares of Option Stock and certain of the Selling Stockholders set forth on
Schedule II hereto hereby grant to the Underwriters an option to purchase up to the number of shares of the Option Stock set opposite their respective names on
Schedule II hereto. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in
Section 5 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set forth opposite the name of such Underwriters in Schedule I hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representative so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts.

                  The price of both the Firm Stock and any Option Stock shall be $[ ] per share.

                  Neither the Company nor the Selling Stockholders shall be obligated to deliver any of the Stock to be delivered on any Delivery Date (as hereinafter defined), except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

         SECTION 4. Offering of Stock by the Underwriters. Upon authorization by the Representative of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

         SECTION 5. Delivery of and Payment for the Stock. Delivery of and payment for the Firm Stock shall be made at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, at 10:00 A.M., New York City time, on the third full business day following the date of this Agreement or at such other date or place as shall be determined by agreement among the Representative, an Attorney-in-Fact and the Company. This date and time are sometimes referred to as the "FIRST DELIVERY DATE." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Primary Firm Stock, and each Selling Stockholder, severally and not jointly, shall deliver or cause to be delivered certificates representing the Secondary Firm Stock that such Selling Stockholder is obligated to sell pursuant to
Section 3 above, to the Representative for the account of each Underwriter against payment to or upon the order of the Company and each Selling Stockholder, respectively, of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representative shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company and the Selling Stockholders (or the Custodian) shall make the certificates representing the Firm Stock available for inspection by the Underwriters in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

                  The option granted in Section 3 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company and the applicable Selling Stockholders by the Representative. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of the Option Stock are to be issued and the date and time, as determined by the Representative, when the shares of the Option Stock are to be delivered; provided, however, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as a "SECOND DELIVERY DATE" and the First Delivery Date and any Second Delivery Date are sometimes each referred to as a "DELIVERY DATE."

                  Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 5 (or at such other place as shall be determined by agreement among the Representative, an Attorney-in-Fact and the Company) at 10:00 A.M., New York City time, on such Second Delivery Date. On such Second Delivery Date, the Company and each applicable Selling Stockholder identified on Schedule II (or the Custodian) shall deliver or cause to be delivered the certificates representing the Option Stock to the Representative for the account of each Underwriter against payment to or upon the order of the Company and such Selling Stockholders of the purchase price by wire transfer in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representative shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company and such Selling Stockholders (or the Custodian) shall make the certificates representing the Option Stock available for inspection by the Representative in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to such Second Delivery Date.

         SECTION 6. Further Agreements of the Company. The Company agrees:

         (a) To prepare the Prospectus in a form approved by the Representative and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein or otherwise required by law; to advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock; to advise the Representative, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal.

         (b) To furnish promptly to the Representative and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

         (c) To deliver promptly to the Representative such number of the following documents as the Representative shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a Prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock, or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representative and, upon its request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representative may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

         (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the reasonable judgment of the Representative, be required by the Securities Act or requested by the Commission.

         (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representative and counsel for the Underwriters and obtain the consent of the Representative to the filing, which consent shall not be unreasonably withheld.

         (f) As soon as practicable, but not later than 16 months, after the date of this Agreement, to make generally available to the Company's security holders and to deliver to the Representative an earnings statement of the Company and its subsidiaries (which need not be audited) complying with
Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

         (g) For a period of five years following the Effective Date, to furnish to the Representative copies of all materials furnished by the Company to its stockholders and all public reports and all reports and financial statements furnished by the Company to the NASDAQ National Market or the principal national securities exchange upon which the Common Stock may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or the Exchange Act Rules; provided, however, that, notwithstanding the foregoing, the Company shall not be required to provide any reports or financial statements that are available on the Commission's EDGAR system.

         (h) Promptly from time to time to take such action as the Representative may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

         (i) For a period of 90 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person within such 90-day period) any shares of the Common Stock or securities convertible into or exchangeable for the Common Stock (other than the Stock and shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof or pursuant to currently outstanding options, warrants or rights), or sell or grant options, rights or warrants with respect to any shares of the Common Stock or securities convertible into or exchangeable for the Common Stock (other than the grant of options pursuant to option plans existing on the date hereof) or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Common Stock or other securities, in cash or otherwise, in each case without the prior written consent of the Representative on behalf of the Underwriters; and to cause each person identified on Schedule III hereto to furnish to the Representative, prior to the First Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the "LOCK-UP LETTER AGREEMENT").

         (j) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary becomes an "INVESTMENT COMPANY" as defined in the Investment Company Act of 1940, as amended.

         SECTION 7. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders severally and not jointly agrees:

         (a) To comply with its obligations under its respective Lock-up Letter Agreement and the Custody Agreement.

         (b) To deliver to the Representative prior to the First Delivery Date a properly completed and executed United States Treasury Department Form W-8 (if the Selling Stockholder is a non-United States person) or Form W-9 (if the Selling Stockholder is a United States person).

         SECTION 8. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay all costs, expenses, fees and taxes incident to and in connection with: (i) the authorization, issuance, sale and delivery of the Stock; (ii) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto (including, without limitation, financial statements and exhibits);
(iii) the distribution of the Registration Statement as originally filed and any amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus or any document incorporated by reference therein, all as provided in this Agreement and the costs of delivering and distributing copies of any documents incorporated by reference in the Prospectus; (iv) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (v) the delivery and distribution of the Custody Agreement and the fees of the Custodian set forth therein; (vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (vii) any applicable listing or other fees;
(viii) qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 6(h) and of preparing, printing and distributing a Blue Sky Memorandum (including, without limitation, the reasonable fees and expenses of counsel to the

Underwriters); (ix) investor presentations on any "ROAD SHOW" undertaken in connection with the marketing of the offering of the Stock, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, and 25% of the cost of any aircraft chartered in connection with the road show and (x) all other costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement; provided that except as provided in this Section 8 and in Section 13, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

         SECTION 9. Conditions of Underwriters' Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company and the Selling Stockholders participating in a sale of Common Stock on such Delivery Date contained herein, to the performance by the Company and such Selling Stockholders of their obligations hereunder, and to each of the following additional terms and conditions:

         (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in either the Registration Statement or the Prospectus or otherwise shall have been complied with.

         (b) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement, the Custody Agreements and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company and the Selling Stockholders shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

         (c) Waller Lansden Dortch & Davis PLLC shall have furnished to the Underwriters its written opinion, or letter or letters, as counsel to the Company, addressed to the Underwriters and dated each Delivery Date, substantially in the form of Exhibit C hereto.

         (d) The Underwriters shall have received from counsel for each of the Selling Stockholders that are not natural persons their written opinion, as counsel to each of such Selling Stockholders for whom they are acting as counsel, with respect to their ownership of the Stock and other related matters as the Underwriters may reasonably require..

         (e) The Underwriters shall have received from Weil, Gotshal & Manges LLP, counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

         (f) At the time of the execution of this Agreement, the Underwriters shall have received from:

                  (i) Ernst & Young LLP, a letter with respect to the financial information of the Company, five of the six facilities acquired from The Brown Schools, Inc. in April 2003, including The Brown Schools of Virginia, Inc., Cedar Springs Behavioral Health System, Inc., Healthcare San Antonio, Inc., The Brown Schools of San Marcos, Inc. and The Oaks Psychiatric Hospital, Inc. and Ramsay (with respect to the six month period ended June 30, 2003) included in the Prospectus, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "COMFORT LETTERS" to underwriters in connection with registered public offerings;

                  (ii) Deloitte & Touche LLP, a letter with respect to the financial information of Ramsay, in form and substance satisfactory to the Representative, addressed to the Underwriters and dated the date hereof (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date hereof, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "COMFORT LETTERS" to underwriters in connection with registered public offerings; and

                  (iii) BDO Seidman, LLP, a letter with respect to the financial information of The Brown Schools of Oklahoma, Inc., included in the Prospectus in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "COMFORT LETTERS" to underwriters in connection with registered public offerings.

         (g) With respect to the letters referred to in the immediately preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (each, an "INITIAL LETTER"), the Underwriters shall have received a letter (each, a "BRING-DOWN LETTER") addressed to the Underwriters and dated as of the Delivery Date from:

                  (i) Ernst & Young LLP, with respect to the financial information of the Company, five of the six facilities acquired from The Brown Schools, Inc. in April 2003, including The Brown Schools of Virginia, Inc., Cedar Springs Behavioral Health System, Inc., Healthcare San Antonio, Inc., The Brown Schools of San Marcos, Inc. and The Oaks Psychiatric

Hospital, Inc. and Ramsay (with respect to the six month period ended June 30, 2003) included in the Prospectus, (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (C) confirming in all material respects the conclusions and findings set forth in the initial letter;

                  (ii) Deloitte & Touche LLP, with respect to the financial information of Ramsay, included in the Prospectus, (A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date of the bring-down letter, the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter; and

                  (iii) BDO Seidman, LLP, with respect to the financial information of The Brown Schools of Oklahoma, Inc., included in the Prospectus,
(A) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (B) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (C) confirming in all material respects the conclusions and findings set forth in the initial letter.

         (h) At the time of the execution of this Agreement and on each Delivery Date, the Company shall have requested and caused Ernst & Young LLP, to furnish to the Underwriters letters in form and substance satisfactory to the Representative consenting to the incorporation by reference in the Registration Statement and the Prospectus of the audited and interim, as applicable, financial statements of each of (i) Cypress Creek Hospital Inc., West Oaks Hospital, Inc. and Healthcare Rehabilitation Center of Austin, Inc., (ii) Holly Hill/Charter Behavioral Health System, LLC and (iii) PMR Corporation, dated respectively as of the time of execution of this Agreement and as of each Delivery Date, in form and substance satisfactory to the Underwriters, confirming that (A) they are independent accountants within the meaning of the Securities Act, the Exchange Act, the Rules and Regulations and Exchange Act Rules, (B) in their opinion, the audited financial statements incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations, (C) nothing has come to their attention as a result of performing the procedures as described in SAS No. 100, Interim Financial Information, that causes them to believe that the interim financial statements incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations, and
(D) consenting to the incorporation by reference in the Registration

Statement and the Prospectus of their report with respect to the audited financial statements for the relevant periods.

         (i) At the time of the execution of this Agreement and on each Delivery Date, the Company shall have requested and caused BDO Seidman LLP, to furnish to the Underwriters letters in form and substance satisfactory to the Representative consenting to the incorporation by reference in the Registration Statement and the Prospectus of the audited and interim, as applicable, financial statements of Aeries Healthcare Corporation and Subsidiary (d/b/a Riveredge Hospital) dated as of the time of execution of this Agreement and as of each Delivery Date, in form and substance satisfactory to the Underwriters, confirming that (A) they are independent accountants within the meaning of the Securities Act, the Exchange Act, the Rules and Regulations and Exchange Act Rules, (B) in their opinion, the audited financial statements incorporated by reference in the Registration Statement and Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations, (C) nothing has come to their attention as a result of performing the procedures as described in SAS No. 100, Interim Financial Information, that causes them to believe that the interim financial statements incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules and Regulations, and
(D) consenting to the incorporation by reference in the Registration Statement and the Prospectus of their report with respect to the audited financial statements for the relevant periods.

         (j) The Company shall have furnished to the Representative a certificate from the Company, dated each Delivery Date, signed by its Chief Executive Officer and Chief Accounting Officer stating, as applicable, that:

                  (i) The representations, warranties and agreements of the Company contained herein, as applicable, are true and correct (after giving effect to all materiality qualifiers herein) as if made on and as of such Delivery Date (other than to the extent any such representation or warranty is made expressly to a certain date), and the Company has performed all covenants and agreements and satisfied all conditions (after giving effect to all materiality qualifiers herein) on their part to be performed or satisfied hereunder, to the extent a party hereto, at or prior to the Delivery Date; and the conditions set forth in Sections 9(a) and (m) have been fulfilled;

                  (ii) They have carefully examined the Registration Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement did not include, and as of its date and as of the Delivery Date, the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary (in the case of the Prospectus in the light of the circumstances under which made) to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in an amendment to the Registration Statement or supplement to the Prospectus.

         (k) Each Selling Stockholder participating in a sale of Common Stock on a Delivery Date (or the Custodian or one or more attorneys-in-fact on behalf of the Selling Stockholders) shall have furnished to the Underwriters on each Delivery Date a certificate, dated such Delivery Date, signed by, or on behalf of, such Selling Stockholder (or one or more attorneys-in-fact) stating that the representations, warranties and agreements of such Selling Stockholder contained herein are true and correct (after giving effect to all materiality qualifiers herein) as of that Delivery Date (other than to the extent any such representation or warranty is made expressly to a certain date), and that the Selling Stockholders have complied in all material respects with all agreements contained herein to be performed by the Selling Stockholders at or prior to that Delivery Date.

         (l) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or increase in the long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated herein and in the Prospectus.

         (m) Subsequent to the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION," as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations and (ii) no such organization shall have publicly announced that it is under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

         (n) The Underwriters shall have received a certificate from the Company and Aeries Healthcare of Illinois, Inc. at the time of the execution of this Agreement and each Delivery Date, signed by the Chief Accounting Officer of the Company and the Chief Financial Officer of Aeries Healthcare of Illinois, Inc. in respect of the unaudited condensed consolidated statement of income of Aeries Healthcare Corporation and Subsidiary (d/b/a Riveredge Hospital) ("RIVEREDGE HOSPITAL") for the quarterly period ended June 30, 2002, stating, as applicable, that:

                           (1) The financial statement attached to the certificate is, in fact, a true and accurate copy of the unaudited condensed consolidated statement of income of Riveredge Hospital for the quarterly period ended June 30, 2002;

                           (2) As members of management of Riveredge Hospital, they are responsible for the fair presentation of its financial statements and they believe the statements of financial position and results of operations are fairly presented in conformity with accounting principles generally accepted in the United States applied on a basis consistent with that of the preceding periods;

                           (3) There are no unadjusted audit differences identified during the current audit and pertaining to the period presented;

                           (4) No plans or intentions exist that may materially affect the carrying value or classification of assets and liabilities;

                           (5) There are no material transactions that have not been properly recorded in the accounting records underlying the financial statement;

                           (6) There are no material weaknesses in internal control, including any for which they believe the cost of corrective actions exceeds the benefits, and there have been no significant changes in internal control since March 31, 2002;

                           (7) Except for the acquisition of Riveredge Hospital by the Company on July 1, 2002, no events or transactions have occurred since March 31, 2002 or are pending that would have a material effect on the financial statements at that date or for the period then ended, or that are of such significance in relation to Riveredge Hospital's affairs to require mention in a note to the financial statement in order to make them not misleading regarding the financial position, results of operations or cash flows of the Riveredge Hospital.

         (o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a material disruption in securities settlement, payment or clearance services in the United States; (iii) a banking moratorium shall have been declared by Federal or state authorities;
(iv) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the offering or sale of and payment for the Stock; or (v) the occurrence of any other calamity, crisis (including without limitation as a result of terrorist activities), or material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus or that, in the judgment of the Representative, would materially and adversely affect the financial markets or the markets for the Stock.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         SECTION 10.       Indemnification and Contribution.

         (a) The Company shall indemnify and hold harmless each Underwriter, its directors, officers, and employees and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Stock), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (B) in any Blue Sky application or other document prepared or executed by the Company (or based upon written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information hereinafter called a "BLUE SKY APPLICATION") or (C) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock (the "MARKETING MATERIALS"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each such director, officer, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and that is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

         (b) Each Selling Stockholder, severally and not jointly, shall indemnify and hold harmless each of the Company and each Underwriter, and their respective directors, officers, employees or controlling persons, if any, who control the Company or any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage, liability, joint or several, or any action in respect thereto (including, but not limited to, any loss, claim, damage or liability or action relating to purchases and sales of the Stock), to which the Company or that Underwriter, director, officer, employee, or controlling person may become subject, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse the Company and each Underwriter, their respective directors, officers, employees and controlling persons promptly upon demand for any legal or other expenses reasonably incurred by the Company and such Underwriter, and their directors, officers, employees or controlling persons in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Selling Stockholder shall be liable in any such case only to the extent that the untrue statement or alleged untrue statement or the omission or alleged omission was made in conformity with written information concerning such Selling Stockholder furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion therein; provided further, however, that the indemnification contained in this Section 10(b) with respect to the Preliminary Prospectus shall not inure to the benefit of the Company or any Underwriter (or to the benefit of any directors, officers, employees or controlling persons of the Company or such Underwriter) on account of any such loss, claim, damage, liability or action arising from the sale of the Stock by such Underwriter to any person if the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and the Underwriter sold the Stock to that person, without sending or giving at or prior to the written confirmation of such sale, a copy of such Prospectus (as then amended or supplemented) if the Company has previously furnished sufficient copies thereof to the Underwriter on a timely basis to permit such sending or giving. The foregoing indemnity agreement is in addition to any liability that the Selling Stockholders may otherwise have to the Company or any Underwriter or any officer, employee or controlling person of the Company or that Underwriter. Notwithstanding any other provision of this Agreement, the liability of each Selling Stockholder under this Section 10(b) to all such indemnified parties shall not exceed the net amount received by each such Selling Stockholder (after deducting any underwriting discount) from the sale of the Stock by such Selling Stockholder pursuant to this Agreement.

         (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and the Selling Stockholders, each of their respective directors, officers, partners and employees and each person, if any, who controls the Company and each Selling Stockholder within the meaning of
Section 15 of the Securities Act and Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which the Selling Stockholders, the Company or any such director, officer, partner, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (B) in any Blue Sky Application, or (C) in any Marketing Materials or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company, the Selling Stockholders and any such director, officer, partner, employee or controlling person for any legal or other expenses reasonably incurred by the Company, the Selling Stockholders or any such director, officer, partner, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Company, the Selling Stockholders or any such director, officer, partner, employee or controlling person.

         (d)      Promptly after receipt by an indemnified party under this
Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 10 except to the extent it has been materially prejudiced by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representative shall have the right to employ counsel to represent jointly the Representative and those other Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company or any Selling Stockholder under this Section 10 if, in the reasonable judgment of the Representative, it is advisable for the Representative and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (e) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), 10(b) or 10(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the [indemnifying] Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the [indemnifying] Selling Stockholders on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the [indemnifying] Selling Stockholders on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds (after deducting underwriting discounts) from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the [indemnifying] Selling Stockholders on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the [indemnifying] Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 10(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10(e) shall be deemed to include, for purposes of this Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and no Selling Stockholder shall be required to contribute any amount in excess of the net proceeds (after deducting any underwriting discounts) from the sale of the Stock by such Selling Stockholder pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

         (f) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page and the first and second sentences of the fourth paragraph appearing under the caption "Underwriting" in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

         SECTION 11.       Defaulting Underwriters.

                  If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions that the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock that it agreed to purchase on such Delivery Date pursuant to the terms of Section 3. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other Underwriters satisfactory to the Representative do not elect to purchase the shares that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Selling Stockholders to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 13. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in
Schedule I hereto who, pursuant to this Section 11, purchases Stock that a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other Underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Underwriters or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

         SECTION 12. Termination. The obligations of the Underwriters hereunder may be terminated by the Representative by notice given to and received by the Company and Selling Stockholders prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 9(l), 9(m) or 9(o) shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

         SECTION 13. Reimbursement of Underwriters' Expenses. If the Company or Selling Stockholders fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company or such Selling Stockholder to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company or any Selling Stockholder is not fulfilled, the Company and/or any such Selling Stockholders, as applicable, shall reimburse the

Underwriters for its pro rata portion of all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company and any such Selling Stockholders shall pay such amount thereof to the Underwriters. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more Underwriters, the Company and the Selling Stockholders shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

         SECTION 14. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

         (a) if to any Underwriters, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention:
Syndicate Department (Fax: (212) 526-6588), with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, Attention: Rod Miller, Esq. (Fax: (212) 310-8007), and with a copy, in the case of any notice pursuant to Section 10(d), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, New York, NY 10022, Fax: (212) 526-2648;

         (b) if to the Company, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Psychiatric Solutions, Inc., 113 Seaboard Lane, Suite C-100, Franklin, Tennessee 37067, Attention: Brent Turner (Fax: (615) 312-5711), with a copy to Waller Lansden Dortch & Davis, PLLC, 511 Union Street, Suite 2100, Nashville, Tennessee 37219, Attention: Christopher L. Howard, Esq. (Fax: (615) 244-6804);

         (c) if to a Selling Stockholder, shall be delivered or sent by mail, telex or facsimile transmission to the address of such Selling Stockholder set forth on Schedule II hereto or to such other address as such Selling Stockholder notifies the Underwriters and the Company of in writing in accordance with the provisions of this Section 14;

provided, however, that any notice to an Underwriter pursuant to Section 10(d) shall be delivered or sent by hand delivery, mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex, overnight courier to Lehman Brothers, which address will be supplied to any other party hereto by Lehman Brothers upon request. Any such statements, requests, notices or agreements shall take effect at the time delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

         SECTION 15. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Selling Stockholders and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company and the Selling Stockholders contained in this Agreement shall also be deemed to be for the benefit of the person or persons controlling any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 10(c) of this Agreement shall be deemed to be for the benefit of directors of


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

the Company and the Selling Stockholders, the officers of the Company and the Selling Stockholders and any person controlling the Company or the Selling Stockholders within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         SECTION 16. Survival. The respective indemnities, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         SECTION 17. Definition of the Terms "Business Day" and "Subsidiary". For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations.

         SECTION 18. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

         SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         SECTION 20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.


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

                  If the foregoing correctly sets forth the agreement between the Company, the Selling Stockholders and the Underwriters, please indicate your acceptance in the space provided for that purpose below.



                                       Very truly yours,

                                       PSYCHIATRIC SOLUTIONS, INC.



                                       By:
                                          --------------------------------------
                                          Name:  Joey A. Jacobs
                                          Title: Chairman, CEO and President



                                       THE SELLING STOCKHOLDERS NAMED IN
                                       SCHEDULE II



                                       By:
                                          --------------------------------------
                                                    Attorney-in-Fact


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

Accepted:

LEHMAN BROTHERS INC.



By
  -----------------------------

For themselves and as Representative
of the several Underwriters named
in Schedule I hereto


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